U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 1, 2004

SAN Holdings, Inc.
Exact Name of Registrant as Specified in its Charter

Colorado	84-0907969
(State of incorporation)	(I.R.S. Employer Identification No.)

Commission File Number 0-16423

9800 Mount Pyramid Court, Suite 130, Englewood, CO 80112
Address of Principal Executive Office, Including Zip Code

(303) 660-3933
Registrant’s Telephone Number, Including Area Code

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

See Item 5.02, below.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)   Departure of Director and Principal Officer

On November 1, 2004, Michael Phelan resigned his position as Director of SAN Holdings, Inc. (the “Company”). Mr. Phelan’s resignation was not due to a disagreement with the Company known to any executive officer of the Company, and Mr. Phelan did not serve on any committees of the Board of Directors. Mr. Phelan also has ceased to serve as the Company’s President and Chief Operating Officer, as an officer of each of the Company’s subsidiaries, and as an employee of the Company. Two agreements entered into with Mr. Phelan on November 1, 2004 in connection with the termination of his employment, which provide for certain severance payments, non-competition obligations, and amendments to the terms of a stock option, are included as Exhibits to this Form.

(c)  Appointment of Principal Officer

John Jenkins, age 54, who has served as the Company’s Chief Executive Officer since 2000, has been appointed to the additional office of President in replacement of Mr. Phelan. There have been no changes to the Company’s agreements with Mr. Jenkins in connection with this additional appointment.

Item 9.01    Exhibits

(c) Exhibits

10.1	Separation Agreement and Release, dated November 1, 2004, between SAN Holdings, Inc. and Michael J. Phelan.

10.2	Amendment to Grant Agreement, dated November 1, 2004, between SAN Holdings, Inc. and Michael J. Phelan.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 4, 2004	SAN HOLDINGS, INC. By: /s/ John Jenkins John Jenkins CEO